Exhibit 99.1

CONTACT:

Brad Buyce

bbuyce@paylocity.com

404-895-3998

Paylocity Announces Acquisition of Blue Marble Payroll

SCHAUMBURG, IL (September 1, 2021) – Paylocity (NASDAQ: PCTY), a leading provider of cloud-based HR and payroll software solutions, today announces the acquisition of Blue Marble Payroll, a longtime partner providing international payroll solutions.

Blue Marble is a leading global payroll provider for companies seeking more control and convenience in international payroll processes and currently serves approximately 450 clients. Blue Marble’s platform enables U.S.-based companies to manage payroll for employees outside the U.S. in line with complex local and country-specific requirements across more than 150 countries.

Paylocity has worked with Blue Marble since its start in 2013, helping shared clients with their international payroll needs. As more economies around the world open and companies increasingly look for talent anywhere while enabling more flexibility for where employees work, the challenge of managing international payroll has increased. Through Paylocity’s acquisition of Blue Marble and its approximately 75 employees, clients will be able to better manage their international workforces through a unified solution to pay employees, automate processes, and stay compliant with local regulations in other countries.

“As the hybrid workforce becomes more predominant, there is an opportunity to help companies expand internationally, deliver greater automation, and unify payroll systems," said Steve Beauchamp, CEO of Paylocity. “With this move, we have the ability to work with a trusted partner to build an automated, fully integrated customer experience -- with clients able to manage domestic and international payroll in one platform.”

Paylocity expects Blue Marble to represent less than 2% of total revenue in fiscal 2022. Paylocity will update financial guidance in the normal course of business in their first quarter fiscal 2022 earnings release.

About Paylocity:

Paylocity (NASDAQ: PCTY) is a leading provider of cloud-based HR and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today's challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.

About Blue Marble:

Blue Marble Payroll was founded in 2013 by industry veterans to provide innovative global payroll solutions and a unique-to-the-industry hybrid service model with U.S.-based project managers with direct access to local payroll experts. Blue Marble enables businesses to stay current with payroll-related regulations in more than 150 countries around the world. Blue Marble global payroll solutions simplify payroll and HR reporting, while ensuring compliance with local tax and payroll requirements. For more information, visit https://bluemarblepayroll.com/

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Safe Harbor/Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek,” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about Paylocity’s acquisition of Blue Marble Payroll, anticipated client benefits, and general business outlook. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the possibility that the anticipated synergies of the unified solution may not be achieved after closing; the combined operations may not be successfully integrated in a timely manner, if at all; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; general economic conditions in regions in which Paylocity and Blue Marble Payroll do business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and global economy, including reductions in interest rates, business disruptions, reductions in employment, and an increase in business failures that have occurred or may occur in the future; and the possibility that Paylocity or Blue Marble Payroll may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Paylocity. In addition, please refer to the other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 6, 2021. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K, and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events, including events relating to the COVID-19 pandemic and its severity, duration, and ultimate impact, may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events, or otherwise.